EXHIBIT 99.1

NETGEAR® Announces Departure of Chief Financial Officer as Planned and Appointment of Chief Accounting Officer

SANTA CLARA, Calif. -- November 30, 2006 -- NETGEAR®, Inc. (Nasdaq: NTGR), a worldwide provider of technologically advanced, branded networking products, today announced that as previously disclosed in April 2006, Jonathan Mather, the company's Chief Financial Officer, is departing the company effective as of today. Christine M. Gorjanc, NETGEAR's Vice President of Finance, has been promoted to Chief Accounting Officer effective immediately, and will manage the finance and accounting functions while the company continues its search for a successor to Mr. Mather.

Since November 2005, Ms. Gorjanc has served as the company's Vice President, Finance, overseeing the company's financial forecasting and reporting, accounting and tax matters. From September 1996 through November 2005, Ms. Gorjanc served as Vice President, Controller, Treasurer and Assistant Secretary for Aspect Communications Corporation, a provider of workforce and customer management solutions. From October 1988 through September 1996, she served as the Manager of Tax for Tandem Computers, Inc., a provider of fault-tolerant computer systems. From June 1987 through October 1988, Ms. Gorjanc served as the Manager of Tax Operations for Xidex Corporation, a manufacturer of storage devices. Prior to that, Ms. Gorjanc worked in public accounting for eight years with a number of accounting firms.

About NETGEAR®, Inc.

NETGEAR® (Nasdaq: NTGR) designs technologically advanced, branded networking products that address the specific needs of small and medium business and home users. The Company's product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company's Web site at www.netgear.com or call (408) 907-8000.

© 2006 NETGEAR, Inc. NETGEAR and the NETGEAR Logo are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning NETGEAR's business and expected performance characteristics, specifications, market acceptance, market growth, specific uses, user feedback and market position of NETGEAR's products and technology are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: the actual price, performance and ease of use of NETGEAR's products may not meet the price, performance and ease of use requirements of end-users; the performance of NETGEAR's products may be adversely affected by real world network, environmental and operating conditions; the ability of NETGEAR to market and sell its products and technology; the impact and pricing of competing products; and the introduction of alternative technological solutions. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors", pages 31 through 40, in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2006, filed with the Securities and Exchange Commission on November 13, 2006. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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For more information:

Doug Hagan

Director, Corporate Marketing

NETGEAR, Inc.

(408) 907-8053

doug.hagan@netgear.com

Lisa Hawes

Account Supervisor

Sterling Communications

(408) 395-5500 x227

lhawes@sterlingpr.com